                                                                  Exhibit (p)(6)
                             PFPC DISTRIBUTORS, INC.
                                 CODE OF CONDUCT
                                 April 20, 2001

This Code of Conduct has been adopted by the Firm's Board of Directors for the purpose of avoiding and preventing certain actions constituting conflicts of interest with the investment activities of a Fund or Funds for which the Firm acts as distributor. This Code of Conduct applies to all officers, directors, employees or associated persons of the Firm. The terms and conditions of this Code shall supersede those of the PFPC Worldwide, Inc. Code of Conduct (the "PFPC Code") to the extent that any term or condition of this Code is inconsistent with the PFPC Code.

I.   Definitions
     -----------

     The  following definitions shall apply herein:

     1. "Access Person" shall mean any Firm director or officer who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund for which the Firm acts as distributor, or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to such Fund regarding the purchase or sale of Covered Securities. An individual shall be considered as Access Person only with respect to the Fund to which the foregoing definition applies. A list of the current Access Persons is attached to this Code as Appendix A.

     2. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Application of this definition is explained in more detail in Appendix B hereto.

     3.   "Code" shall mean this Code of Conduct.

     4. "Covered Security" (in the plural, "Covered Securities") shall mean any security or securities referred to in Section 2(a)(36) of the Investment Company Act of 1940 (the "1940 Act") (including any option, contract, warrant or exercisable right to purchase or sell any security) with the following exceptions: direct obligations issued or guaranteed by the United States; short-term securities issued or guaranteed by an agency or instrumentality of the United States; commercial paper; bankers' acceptances; bank certificates of deposit; commercial paper and high quality short-term debt instruments, including repurchase agreements; shares of open-end registered investment companies; and any other securities excepted by Rule 17j-1 under the 1940 Act.

     5.   "Firm" shall mean PFPC Distributors, Inc.

     6. "Designated Person" shall mean any person designated by the Firm to be authorized to take actions to carry out policies and procedures set forth in the Code. As of the date of this Code, the President and Chief Compliance Officer for the Firm has been named the Designated Persons.

     7. "Employee" (in the plural, "Employees") shall mean each person registered as a representative of the Firm with the National Association of Securities Dealers, Inc.

     8. "Fund" (in the plural, "Funds") shall mean any registered investment company or investment portfolio for which the Firm acts as distributor.

     9. "Material Information" shall mean information (i) which can reasonably be expected to have a material impact on the financial condition or operations of a Firm or (ii) which an investor would consider important in determining whether to buy or sell securities of an issuer.

     10. "Personal Account" shall mean any account used for the purchase and sale of securities in which an Employee has a direct or indirect Beneficial Ownership.

     11. "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     12. "Security Held or to be Acquired by the Fund" shall mean any Covered Security, which, within the most recent 15 days: (a) is being held by the Fund; or (b) is being or has been considered by the Fund or its investment adviser for purchase by the Fund, and any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

II.  Reporting Requirements
     ----------------------

     A. Initial Holdings Reports
     ---------------------------

     No later than 10 days after a person becomes an Access Person, every Access Person must file with the Chief Compliance Officer an initial holdings report which shall set forth the following information:

     (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

     (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

     (c)  the date that the report is submitted by the Access Person.

     A sample of the form of report is attached to this Code as Appendix C.

     B. Quarterly Transaction Reports
     --------------------------------

     Every Access Person must file with the Chief Compliance Officer not later than 10 days after the end of each calendar quarter a confidential personal securities transaction report for such quarter setting forth for every transaction in a Covered Security in the Access Person's Personal Account the following information:

     (a) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

     (b) the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition including gifts, exercise of conversion rights, exercise or sale of subscription rights, reinvestment of dividends and receipt of stock splits or stock dividends);

     (c)  the price at which the transaction was effected;

     (d) the name of the broker, dealer, bank, other corporation, or person with or through whom the transaction was effected; and

     (e)  the date the report is submitted by the Access Person.

     A sample of the form of report is attached to this Code as Appendix D.

     An Access Person need not make a quarterly transaction report if the report would duplicate information contained in the broker trade confirmations or account statements received by the Firm with respect to the Access Person, if all of the information required is contained in the broker trade confirmations or accounts statements or the records of the Firm.

     C. Annual Holdings Reports
     --------------------------

     Annually every Access Person must file with the Chief Compliance Officer a confidential personal securities transaction report (which must be current as of a date no more than 30 days before the report is submitted) setting forth for every transaction in a Covered Security in the Access Person's Personal Account the following information:

     (a) the title, number of shares and principal amount of each Covered Security in which the Access person had an direct or indirect beneficial ownership;

     (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

     (c)  the date the report is submitted by the Access Person.

     A sample of the form of report is attached to this Code as Appendix E.

     D. Statement Regarding Beneficial Ownership
     -------------------------------------------

     Any such report may contain a statement to the effect that such report shall not be construed as an admission by the reporting person as to any direct or indirect beneficial ownership of the Security or Securities to which the report relates.

     E. Exception to Reporting Requirements
     --------------------------------------

     No Access Person shall be required to make the foregoing report where the Firm (i) is not an affiliated person of any Fund or any investment adviser of any Fund and (ii) has no officers, directors or general partners who serve as officers, directors or general partners of such Fund or any such investment adviser. As of the date of this Code, the foregoing exception to reporting applies to all Access Persons. The Designated Supervisory Person shall notify all Access Persons immediately in the event that the exception to the reporting requirement is no longer applicable.

III. Restrictions on Personal Securities Transactions by Employees
     -------------------------------------------------------------

     A. Unlawful Actions
     -------------------

     It is unlawful for any Employee, Firm director or Firm officer, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     (a)  to employ any device scheme or artifice to defraud the Fund;

     (b) to make any untrue statement of a material fact to the Fund or to omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances in which they are made, not misleading;

     (c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (d)  to engage in any manipulative practice with respect to the Fund.

     B. Trading Restrictions During Certain Periods
     ----------------------------------------------

     No Employee, Firm director or Firm officer may, directly or indirectly, purchase or sell a Covered Security for his or her Personal Account if such individual knows or, in the ordinary course of fulfilling his or her duties as an Employee, Firm director or Firm officer, should know that (i) a purchase or sale of such Covered Security by a Fund is being considered by the Fund or its investment adviser, or (ii) during the five (5) business day period immediately preceding the date of the transaction in a Covered Security by the Employee, Firm director or Firm officer, such Security was purchased or sold by a Fund.

     C. Trading Restrictions While in Possession of Non-Public Material
     ------------------------------------------------------------------
     Information
     -----------

     No Employee, Firm director or Firm officer may, directly or indirectly, purchase or sell a Covered Security for his or her Personal Account while such individual possesses non- public Material Information relating to that Covered Security or its issuer. The most common examples of information that is "non-public" are: (i) information that has neither been published by any news agency nor filed with the Securities and Exchange Commission as part of a publicly available filing and (ii) information that has been discussed only within the confines of a board meeting.

     D. Violations
     -------------

     Any Employee, Firm officer or Firm director who has violated Sections III
     (A), (B) or (C) of the Code or who knows of such a violation by another Employee, Firm director or Firm officer shall immediately notify the Designated Person, in writing, of such violation.

     E. General
     ----------

     Apart from the specific restrictions set forth in Sections II and III of the Code, purchases and sales should be arranged in such a way as to avoid transactions contrary to the intent of this Code. Any attempt by an Employee, Firm director or Firm officer to do indirectly what this Code is meant to prohibit will be deemed a direct violation hereof. If there is any doubt whether your transactions may be in conflict with the intent of this Code you should check before buying or selling with the Designated Person.

     F. Registered Investment Adviser Employees
     ------------------------------------------

     Certain associated persons of the Firm may also be employees of a registered investment adviser and, accordingly, subject to codes of conduct, including restrictions on personal securities transactions, more stringent than those set forth in this Code. The Firm will rely on the registered investment advisers to enforce their codes of conduct.

     G. Sanctions
     ------------

     If the Designated Person determines that a violation of the Code has occurred, she shall so advise the Firm's Board of Directors for referral to the Executive Management Committee of PFPC Worldwide, Inc., the parent of the Firm (the "CommitteCommittee may impose such sanctions as it deems appropriate, including, inter alia, a
                             ----- ----
     letter of censure or suspension or termination of the employment of the violator. In any event, (i) any Employee, Firm director or Firm officer who violates Section III (A) or (B) of the Code shall be subject to disciplinary action which may include termination of registration with the Firm and (ii) any profit realized from a securities transaction that violates Section III (A) or (B) of the Code shall be disgorged as directed by the Committee.

IV.  Annual Certification
     --------------------

     On an annual basis, each Employee, Firm director and Firm officer shall certify in writing that such individual has read and understands the Code and has complied with all of its provisions during the preceding year in which the Code was in effect. The annual certification is attached to the Code. (Upon employment, each employee will receive the Code and sign an initial "Certification of Receipt.")

V.   Miscellaneous
     -------------

     A. Administration of the Code
     -----------------------------

     1. The Firm shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

     2. No less frequently than annually, the Firm shall furnish to the Fund's board of directors a written report that

          (a) describes any issues arising under the Code since the last report to the board of directors, including, but not limited to, information about material violations of the Code and sanctions imposed in response to material violations; and

          (b) certifies that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     B. Records
     ----------

     1. The Firm shall maintain records in the manner and to the extent set forth below, which records may be maintained in any manner described in Rule 31a-2(f)(1) under the 1940 Act, as follows:

          (a) a copy of the Code and any other code which is, or at any time within the past five years has been in effect, shall be preserved in an easily accessible place;

          (b) a record of any violation of the Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          (c) a copy of each certification made by an Employee, Firm director or Firm officer pursuant to the Code (including any information provided in lieu of reports under Section II(B) of the Code) shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place;

          (d) a record of all persons, currently or within the last five years, who are or were required to make reports under Section II of the Code, or who are or were responsible for reviewing these reports, shall be preserved in an easily accessible place; and

          (e) a copy of each report required by Section V(A)(2) shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     2. The Firm shall make such records available for examination at the Firm headquarters by representatives of the Securities and Exchange Commission at such time as said representatives may reasonably request.

     3.   Except as may be required pursuant to Section III (E) and Section V
          (A)(2) of the Code, all reports and any other information of a personal nature shall be treated as confidential by the Designated Supervisory Person.

     C. Interpretation of Code
     -------------------------

     The Designated Person in consultation with the Firm's Chief Legal Officer shall determine how the provisions of the Code shall be interpreted, and may from time to time establish administrative procedures to assist in carrying out the intent of the Code.

                                   APPENDIX A

                             LIST OF ACCESS PERSONS

        NAME                            TITLE                     ACCESS PERSON?
        ----                            -----                     --------------
Robert Crouse              Director                                     No*
Michael DeNofrio           Director, President, Chief                   No*
                           Executive Officer & Chairman
Susan Keller               Directors                                    No*
Rita Adler                 Chief Compliance Officer                     No*
Christine Ritch            Chief Legal Officer, Secretary &             No*
                           Clerk
Craig Stokarski            Treasurer                                    No*
Bradley Stearns            Assistant Secretary & Assistant              No*
                           Clerk
Doug Castagna              Controller & Assistant Treasurer             No*
Donald L. Wilson           Assistant Secretary & Assistant              No*
                           Clerk


*Not an Access Person because (1) such person does not in the ordinary course of his/her business make, participate in or obtain information regarding the purchase or sale of securities for a Fund; and (2) such person's duties as part of the ordinary course of his/her business do not relate to the making of any recommendation to such Fund regarding the purchase or sale of securities.

                                   APPENDIX B

This Code of Conduct relates to the purchase or sale of securities of which a person has a direct or indirect "beneficial ownership" except for purchases or sales in accounts over which the person has no direct or indirect influence or control as described below.

Beneficial Ownership

"Beneficial ownership" means that one directly or indirectly, by written or unwritten understanding, has a (or shares a direct or indirect) financial interest regardless of who is the owner of record. Financial interest means the opportunity, directly or indirectly, to participate in the risks and rewards of a transaction. Securities owned by a person or by a trust of which one has a beneficial ownership or a similar arrangement include, but are not limited to:

(1) Securities owned by your spouse, your minor children and relatives of you and your spouse who live in your home, including trusts of which such persons are beneficiaries (other than interests in a trust over which neither you nor such person has any direct or indirect influence or control over investments);

(2) A proportionate interest in securities held by a partnership of which you are a general partner;

(3) Securities in which you have a right to dividends that is separated or separable from the underlying securities;

(4) Securities that you have a right to acquire through the exercise or conversion of another security, whether or not presently exercisable; and

(5) Securities held in accounts from which you receive a performance-related fee based on less than one year's performance.

You do not have a financial interest in securities held by a corporation of which you are not a controlling shareholder and do not have or share investment control over its portfolio.

No Influence or Control

The Code does not apply to purchases and sales of securities effected in any account over which you do not have "any direct or indirect influence or control". However, this "no direct or indirect influence or control" exception is limited to few situations. The principal one is that described in paragraph
(1) above, where securities are held in a trust, in which you have a beneficial interest, but where you are not the Trustee and have no control or influence over the Trustee.

                                   APPENDIX C

                            Initial Holdings Reports

To:   PFPC Distributors, Inc.
      Chief Compliance Officer

From: __________________________      Date Became Access Person:______________
             Employee Name

In accordance with the PFPC Distributors, Inc. Code of Conduct governing personal securities transactions to which I am subject, I have attached to this form copies of the most recent statements for each and every Personal Account and Related Account, including Fully Discretionary Accounts, that holds or is likely to hold a Security or Futures Contract in which I have a Beneficial Ownership interest, as well as copies of confirmations for any and all transactions subsequent to the effective dates of those statements.

In addition, I hereby supply the following information for each and every Personal Account and Related Account in which I have a Beneficial Ownership interest for which I cannot supply the most recent account statement:

(1)  The person in whose name the
     account is held (if different from mine):  ______________________________

     The relationship of that person to me:     ______________________________

(2) Name of the firm (e.g. securities broker-dealer or futures commission merchant) at which the account is maintained:

     ________________________________________

     Address of that firm:                      ______________________________

                                                ______________________________

     The account number at that firm:           ______________________________

(3)  Name of the representative responsible
     for that account:

     ________________________________________

     His or her telephone number:               ______________________________

NOTE: This Report must be submitted to Compliance within 5 days of being designated a fund officer/ access person.

(2)  Account holdings:

     Identity of Security Or    Cusip      Quantity      Value     Valuation
                                -----      --------      -----
         Futures Contract                                             Date
         ----------------                                             ----


(a)  ____________________      _________      ________     ______     _________

(b)  ____________________      _________      ________     ______     _________

(c)  ____________________      _________      ________     ______     _________

(d)  ____________________      _________      ________     ______     _________



I also supply the following information for each and every Security or Futures Contract in which I have a Beneficial Ownership interest, to the extent this information is not available elsewhere on this form or from the statements and confirmations attached to this form:

         Person Who               Description
     Owns the Security          of the Security                                               Valuation
    Or Futures Contract       Or Futures Contract        Cusip       Quantity      Value        Date          Custodian
    -------------------       -------------------        -----       --------      -----        ----          ---------
(a) ___________________       _______________           _______       _______      _____      ________
                                                                                                             _______________

(b) ___________________       _______________           _______       _______      _____      ________
                                                                                                             _______________

(c) ___________________       _______________           _______       _______      _____      ________
                                                                                                             _______________

(d) ___________________       _______________           _______       _______      _____      ________       _______________


(Attach additional sheets if necessary)

I hereby certify that this form and the documents attached hereto (if any) identify all of the Securities and Futures Contracts in which I have a Beneficial Ownership interest as of this date.

Date:____________________________        ____________________________________
                                                       Print Name

___________________________________        _____________________________________
Dept.  Number and Location                              Signature

NOTE: This Report must be submitted to Compliance within 5 days of being designated a fund officer/ access person.

To:       All Employees who are Access Persons of PFPC Distributors, Inc.

Re:       Personal Securities Transaction Report

Effective immediately, PLEASE COMPLETE THIS FORM AND RETURN WITHIN 5 DAYS AFTER THE END OF THE CALENDAR QUARTER TO PFPC DISTRIBUTORS, INC. COMPLIANCE DEPARTMENT, MAIL STOP W3-F400-01-9
Note: Failure to submit your report within the required timeframe will be considered a breach of PFPC Distributors, Inc.'s Code of Conduct and may be reportable to the Board of Directors. Include in this report any transaction in any security in which you have, or will have as a result of the transaction, any direct or indirect beneficial ownership in the security.


------------------------------------------------------------------------------------------------------------------
Date              Nature of          CUSIP          Issue Name,        Principal     Number      Price at
Broker/Dealer
Of                Transaction        number         Class of Stock,    Amount        of          which
Bank/through
Transaction       (Purchase, Sale    for each       Interest Rate,     of each       Units or    Transaction
whom
                  Other)             Security       Maturity Date      Security      Shares      was effected
effected
                                                   (if applicable)
------------------------------------------------------------------------------------------------------------------








-----------------------------------------------------------------------------------------------------------

_________________________________________________

Include in this report: All personal securities transactions including options, warrants and futures contracts Exclude in this report: Securities issued by the U.S. Government and its agencies, money market instruments, options and futures on U.S. Governments and money market instruments, shares of a registered open-end investment company, dividend reinvestment plans, purchases in PNC Stock Purchase Plan and PNC Bank Corp.'s Incentive Savings Plan
-------------------------------------------------------------------------------
To:  Employees who serve as officers of funds, please list: Fund Name   Officer
Title                                                       ---------   -------
-----





--------------------------------------------------------------------------------

PERSONAL SECURITIES TRANSACTIONS REPORT
FOR
__________________________________________________________    _________________
THE CALENDAR QUARTER ENDED________________________________           Print Name
        Dept #                                                 (Month/Date/Year)
                                                                      Signature

        Date
-------------------------------------------------------------------------------

                                   APPENDIX E

                             Annual Holdings Report
                             As of December 31, 20__
-------------------------------------------------------------------------------

To:   PFPC Distributors, Inc.
      Chief Compliance Officer

From: _________________________________
               Employee Name

In accordance with the PFPC Distributors, Inc. Code of Conduct governing personal securities transactions to which I am subject, I have attached to this form copies of the most recent statements for each and every Personal Account and Related Account, including Fully Discretionary Accounts, that holds or is likely to hold a Security or Futures Contract in which I have a Beneficial Ownership interest.

In addition, I hereby supply the following information for each and every Personal Account and Related Account in which I have a Beneficial Ownership interest for which I cannot supply the most recent account statement:

(1)      The person in whose name the
         account is held (if different from mine): ____________________________

         The relationship of that person to me:    ____________________________

(2) Name of the firm (e.g. securities broker-dealer or futures commission merchant) at which the account is maintained:

         _________________________________________

         Address of that firm:                     ____________________________

                                                   ____________________________

         The account number at that firm:          ____________________________


(3)      Name of the representative responsible
         for that account:

         _________________________________________

         His or her telephone number:              ____________________________

NOTE: This Report must be submitted to Compliance within 20 days after year-end.

(4)  Account holdings:

     Identity of Security Or    Cusip       Quantity   Value     Valuation
        Futures Contract        -----       --------   -----       Date
        ----------------                                           ----

(a)  ________________________   _________   ________   ______    _________


(b)  ________________________   _________   ________   ______    _________


(c)  ________________________   _________   ________   ______    _________


(d)  ________________________   _________   ________   ______    _________


I also supply the following information for each and every Security or Futures Contract in which I have a Beneficial Ownership interest, to the extent this information is not available elsewhere on this form or from the statements and confirmations attached to this form:

     Person Who           Description
 Owns the Security      of the Security                                  Valuation
Or Futures Contract   Or Futures Contract    Cusip    Quantity   Value     Date      Custodian
-------------------   -------------------    -----    --------   -----     ----      ---------

(a) _______________   ___________________   _______   ________   _____   _________   _________


(b) _______________   ___________________   _______   ________   _____   _________   _________


(c) _______________   ___________________   _______   ________   _____   _________   _________


(d) _______________   ___________________   _______   ________   _____   _________   _________

(Attach additional sheets if necessary)

I hereby certify that this form and the documents attached hereto identify all of the Securities and Futures Contracts in which I have a Beneficial Ownership interest as of December 31, 20___.

Date:____________________________           ____________________________________
                                                        Print Name


_________________________________           ____________________________________
Dept. Number and Location                               Signature

NOTE: This Report must be submitted to Compliance within 20 days after year-end.

Annual Acknowledgement Form
PFPC Distributors, Inc. Code of Conduct





________________________________________________________________________________

I am a representative of PFPC Distributors, Inc. I have received a copy of the PFPC Distributors, Inc. Code of Conduct.

I understand that I may not enter into any personal securities transactions on the basis of information with respect to fund portfolio transactions received in connection with my employment by, or association with, PFPC, until such information has become publicly available.

I acknowledge and fully understand my responsibilities as outlined in the PFPC Distributors, Inc. Code of Conduct.

I agree to submit written reports of my securities transactions within five days of the end of the calendar quarter should I become an "Access Person" as such term in defined in the Code of Conduct.

I understand that failure to timely remit my written report of personal securities transactions within the time required constitutes a breach of PFPC Distributors, Inc.'s Code of Conduct and may be reportable to PFPC Distributors, Inc.'s Board of Directors.

I agree to comply with all aspects of PFPC Distributors, Inc. Code of Conduct' requirements and standards as outlined.

_________________________________________________

Full Name (print) ______________________________________________

Signature         ______________________________________________

Date              _______________________________


Please return your completed acknowledgement to:     PFPC Distributors, Inc.
                                                     Compliance Dept
                                                     Mail Stop: W3-F400-01-9